                                                                      Exhibit 24

                               POWER OF ATTORNEY
                 FOR EXECUTING FORMS 3, FORMS 4 AND FORMS 5,
                       FORM 144 AND SCHEDULE 13D AND 13G

The undersigned hereby constitutes and appoints Alejandro Cestero, Jeffrey J.
Bird and Joshua K. Hancock, or any of them acting without the others, with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

       1.      Execute for and on behalf of the undersigned (a) any Form 3, Form
               4 and Form  5 (including amendments  thereto) in accordance  with
               Section 16(a) of the Securities Exchange Act of 1934, as  amended
               (the  "Exchange Act"),  (b) Form  144 and  (c) Schedule  13D and
               Schedule 13G  (including amendments  thereto) in  accordance with
               Sections 13(d)  and 13(g)  of the  Exchange Act,  but only to the extent  each  form  or  schedule  relates  to  the  undersigned's beneficial ownership of securities of Frank's International  N.V.
               or any of its subsidiaries;

       2.      Do  and  perform any  and  all  acts for  and  on  behalf of  the undersigned that may  be necessary or  desirable to complete  and execute any Form  3, Form 4,  Form 5, Form  144, Schedule 13D  or
               Schedule 13G (including amendments  thereto) and timely file  the forms or  schedules with  the Securities  and Exchange Commission and  any  stock  exchange  or  quotation  system, self-regulatory association  or  any  other  authority,  and  provide  a  copy as required by law or advisable  to such persons as the  attorney-in
               -fact deems appropriate; and

      3.       Take any other action in connection with the foregoing that, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf  of the  undersigned pursuant  to this  Power of  Attorney shall be in the form  and shall contain the terms  and conditions as the  attorney-in-fact  may approve  in the attorney-in-fact's discretion.

The undersigned hereby grants to  the attorney-in-fact full power and  authority to do and perform all and every act requisite, necessary or proper to be done in the exercise of  any of the  rights and powers  herein granted, as  fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution  or revocation, hereby ratifying and  confirming all that the attorney-in-fact shall lawfully do or cause to be done by virtue of
this  Power  of  Attorney  and  the  rights  and  powers  granted  herein.   The
undersigned acknowledges that the attorneys-in-fact, in serving in such capacity
at  the  request  of  the   undersigned,  are  not  assuming  (nor   is  Frank's
International N.V. assuming) any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

The  undersigned  agrees  that   the  attorney-in-fact  may  rely   entirely  on
information  furnished  orally or  in  writing by  or  at the  direction  of the
undersigned to the attorney-in-fact.   The undersigned also agrees  to indemnify
and hold harmless  Frank's International N.V.  and the attorney-in-fact  against any losses, claims, damages or  liabilities (or actions in these  respects) that arise out of or are based  upon any untrue statements or omissions  of necessary facts in the information provided by or at the direction of the undersigned,  or upon  the  lack of  timeliness  in the  delivery  of information  by  or at  the direction of the undersigned, to the attorney-in fact for purposes of executing, acknowledging, delivering or filing a Form 3, Form 4, Form 5, Form 144, Schedule
13D  or Schedule  13G (including  amendments thereto)  and agrees  to reimburse
Frank's International N.V. and the  attorney-in-fact on demand for any  legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This  Power  of  Attorney  shall  remain in  full  force  and  effect  until the undersigned is  no longer  required to  file Form  3, Form  4, Form 5, Form 144,
Schedule 13D and Schedule 13G (including amendments thereto) with respect to the undersigned's  holdings  of and  transactions  in securities  issued  by Frank's
International  N.V.,  unless earlier  revoked  by the  undersigned  in a  signed writing delivered  to the  attorney-in-fact.  This  Power of  Attorney does  not revoke any other power of attorney that the undersigned has previously granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of  Attorney to be executed as of the date written below.

/s/ JOHN W. SINDERS
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Signature

John W. Sinders
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Type or Print Name

November 9, 2015
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Date